JOSLYN CORPORATION
                  EXECUTIVE MANAGEMENT INCENTIVE PLAN
                              15 May 1979
                Last Revised Effective 16 September 1994



A.  GENERAL PRINCIPLES


    1. Joslyn Corporation (the Company) believes that executive compensation, especially when reflected in annual bonuses or incentive payments, should relate directly to each executive's achievement of the specific goals and plans which have been entrusted to that executive's leadership.

    2. Effective planning is an incentive to act at the corporate level, at the unit level, and at the individual level. This incentive to act should be reflected in the incentive to earn where a position warrants a significant role in developing annual operating plans and directing their implementation.

    3. In support of these principles, all prior Company bonus plans are discontinued with respect to those executive positions enumerated in this document, and are replaced by the Executive Management Incentive Plan (the Plan) as described on the following pages.



B.   EXECUTIVE MANAGEMENT INCENTIVE PLAN PURPOSE


     Except for a small portion of the total potential award which is subject to a discretionary determination, the Plan will reward participants in direct relationship to their performance against specified individual objectives and/or for their performance as a member of the Corporate or Business Unit Management team. It is designed to incorporate these key features:


     1. Incentive performance factors based on individual and Business Unit performance as well as total Company results.

     2. Weighting of performance factors to reflect each participant's primary job assignment and annual priorities.





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     3.  Maximum flexibility from year to year and from participant to participant in the establishment and weighting of incentive goals.

     4. A large measure of individual incentive value by providing a written communication to each participant at the beginning of each fiscal year specifying the performance factors in his or her plan, the weighting of each performance factor, the basis for measuring each performance factor, and the incentive award which may be earned on each performance factor at different levels of performance.

    5. Quantitative performance measurement for purposes of determining incentive awards where possible.

    6. Discretionary and subjective performance measurement when quantitative measurement is not possible.



C.  Incentive Opportunity Level


    1. The Plan provides each participant with the opportunity to earn a total award of up to twenty to seventy percent (20% to 70%) of his or her annual base salary as of the beginning of the fiscal year to which the award applies to the following:




                                  Effective 1994

             Type of Participant                   Maximum Award as Percent
                                                        of Base Salary
                                                        at Start of Year


                 Class I                                       70%
                 Class II                                      60%
                 Class III                                     40%
                 Class IV                                      30%
                 Class V                                       20%











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    2.   Potential earnings from each performance factor is determined by the factor's weighting in the total plan design, which will vary by individual.

    3.   Each performance factor will be qualitatively judged as follows:




                                 Where % of Planned Accomplishment is:


                           Under 85%        85%         100%        115%
                            of Plan       of Plan      of Plan     of Plan


         Performance is    Unsatis-         At           At          At
         considered        factory       Threshold      Plan       Maximum


         Approximate
         odds of
         Attainment         N/A            8:10         5:10        2:10
         are:


         Total potential
         payout is:                        1994 and Later


         Class I             0             11 2/3%       35%        70%

         Class II            0             10%           30%        60%

         Class III           0             6 2/3%        20%        40%

         Class IV            0             5%            15%        30%

         Class V             0             3 1/3%        10%        20%














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                              Illustrate Example


Type of Participant Class IV
Factors Corporate, Business Unit and Individual (one each)

____________________________________________________________________________

                      % of Annual Salary Earned

Performance   Goal
Level         Weight   Corporate    Business Unit    Individual    Total Award
Achieved      Factor       .4           .5               .1           1.0


    Unsatisfactory          0%           0%              0%           0%

    Threshold             2.0%         2.5%              .5%          5%

    Plan                  6.0%         7.5%             1.5%         15%

    Maximum              12%           15%              3.0%         30%

____________________________________________________________________________


    4. No awards will be made for performance below threshold on any single performance factor, but such performance level on one factor will not affect the opportunity for any other factor.

    5. No awards will be made for any fiscal year during which the total regular dividends payable per share of common stock were less than $.53.



D.  Selection and Weighting of Performance Factors


    1. Performance factors for each participant will be selected and weighted individually to represent those Corporate, Business Unit and Individual measurements which are:

         a. Most appropriate to the overall design and impact of his or her total position on a continuing basis; and

         b. Most significant to the specific objectives and opportunities of his or her position in the light of current (fiscal year) expectations for the Business Unit or Staff Unit he or she manages; and






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         c.  Most responsive to decisions and leadership which can be exercised by the participant.


    2. Each incentive plan participant will have an individually tailored set of goals and opportunities that may or may not include one or more goals in each of the following categories:


         a.  Corporate performance

         b.  Business Unit or Staff Unit performance

         c.  Individual performance


    3. Each fiscal year management shall establish the mix and weighting of each participant's goals under the Plan, and specific goals for Corporate, Business Unit or Staff Unit performance.


    4. Commencing with Fiscal Year 1980, Individual, Business Unit and Staff Unit goals shall be established, as appropriate, by each participant and the Chief Executive Officer of the Company, or, if applicable in the future, with an intermediate level of direct supervision with approval of the Chief Executive Officer; in accordance with procedures established from time to time by the Company. For Fiscal Year 1979, such goals shall be established by the Chief Executive Officer, where appropriate, with no input from individual participants.


    5. The total incentive plan for each participant shall then be submitted to the Compensation Committee of the Board of Directors for approval on or about the beginning of each fiscal year, or as soon thereafter as practical.


    6. The approved individual participant plan shall then be communicated, in writing, to each participant.


E.  Administration of the Plan

    1. The Plan shall be administered by the Compensation Committee of the Board of Directors (the Committee). The Committee shall have full and complete power to administer the Plan and interpret the provisions thereof, and its decisions shall be final and binding on all participants. The Committee's powers include, but are not limited to, the right to:






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         a.  Determine who shall and shall not participate in the Plan; and

         b.  Determine the weighting and mix of all goals for any participant;
             and

         c. Review and approve all Corporate, Business Unit and Staff Unit goals recommended by management, including a definition of such terms as "profit"; and

         d.  Amend or terminate the Plan at any time.


     2. As soon as feasible after May 15, 1979, the Committee shall be so constituted that no member of the Committee shall be a participant in the Plan.

     3. The Committee shall meet at times and places of the Committee's own choosing, and, providing at least a majority of Committee members are present at any meeting, the decision of such majority shall be sufficient to take any action with respect to the Plan. Action may also be taken in writing if approved by a majority of the full Committee.

     4. In administering the Plan, the Committee shall at all times be guided by the best interests of the Company and its shareholders, but shall rely heavily on the recommendations of management with respect to the appropriateness of the mix and weighting of individual incentive factors. Similarly, management is specifically empowered to add a participant to the Plan during the course of any fiscal year without the prior approval of the Committee provided that:

         a. Such new participant is an employee hired or promoted into an executive position which is incontroversially of a magnitude equal to those positions included for Plan participation as of the date this Plan was first approved; and

         b. If the inclusion of such new prticipant is submitted to the Committee for ratification at the next regularly scheduled meeting of the Committee.


F.  Eligibility

    1. It is the intent of the Plan that eligibility shall be limited to key executives who can significantly effect the performance of the Company. Participants shall be those key executives recommended for participation by management and approved or ratified by the Committee.







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    2.   In the event a Plan participant shall die, retire under the Company's retirement program, become totally disabled, or be demoted to a position to which Plan participation does not apply, a pro rata award shall be payable to, or on behalf of such participant at such time as other awards are payable for the fiscal year in which such event occurs.


    3. For Plan goals which are subject to quantitative or numeric measurement such proration shall be on the basis of appropriate fiscal year-end results multiplied by the ratio of days of active employment in a participating position during such fiscal year to 365. For other goals not amenable to numeric proration, management shall recommend appropriate and equitable incentive awards for Committee approval.


    4. The proration described above shall also apply to (1) an executive who first becomes a participant after the start of a fiscal year, or (2) a participant who is transferred from one participating position to another, and (3) for whom modified incentive goals are established. Any such modified awards shall have a dollar opportunity related to the participant's base salary in effect at the time such goals are modified rather than the basic salary in effect at the beginning of the fiscal year.


    5. If a participant shall be discharged for cause, no incentive award of any kind shall be payable for the fiscal year in which such discharge occurs. Any awards earned for the prior fiscal year but not yet payable shall, however, be payable without regard to such discharge.


    6. Should a participant be discharged for reasons other than cause, or voluntarily terminate his or her employment with the Company, the payment of an incentive award shall be at the discretion of management as approved by the Committee, but no such payment, if any, shall be greater than the pro rata award payable if the participant had died on the date of discharge.


G.  Adjustment of Goals During a Fiscal Year

    1. It is the intent of the Plan that goals established for the Plan and each of its participants shall remain unchanged for the fiscal year once approved by the Committee and communicated to the participant.


    2. In the event of unforeseen windfalls or other changes beyond the control of the participant or beyond the ability of management or the Committee to foresee, management shall recommend appropriate adjustments to established goals for Committee approval and such adjusted and approved goals shall be communicated to each affected




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         participant.  Alternatively in such circumstances, incentive awards may be determined on a pro rata basis as of the date the original goals are deemed inappropriate, and adjusted goals established for the balance of the fiscal year with pro rata incentive opportunities, if recommended by management and approved by the Committee. The payment of such two-part awards shall not be made until the end of the fiscal year.



H.  Payment of Awards


    1. All incentive awards shall be payable in cash on or about March 1st or as soon as practical thereafter, but in no event later than March 31st. Deferral of awards shall not be permitted.


    2. The dollar amount of each award shall be determined by management as soon as practical after the end of the fiscal year by measuring the participant's performance against the Plan goals established for such participant and applying subjective judgement to those areas requiring such determination in accordance with procedures established from time to time by the Company.


    3. The total amount of each award and all awards in total shall be communicated to and approved by the Committee prior to the issue of payments to or on behalf of the participants.



I.  Funding for Plan Payments

    The Company shall establish appropriate funding reserves, accounts or other mechanisms to recognize the liability for potential Plan awards in accordance with accepted accounting principles.



J.  Change in Control

    In the event of a "Change in Control" (as defined hereinafter) occurs, and if this Plan is reduced or terminated in its entirety or for any covered executive or executives in the calendar year in which the Change in Control occurs, such covered executive or executives shall be entitled to a proportional award payment as follows:


        Award Payment at 100% Plan Accomplishment level (one-half maximum potential award) times a fraction for the calendar year with a denominator equal to the number of months (including any partial





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        month as a whole month) prior to such reduction or termination and a denominator equal to twelve.


Once a Change in Control occurs, the Plan cannot be amended or modified to remove, alter or cancel the provisions of this section in any way.


As used in this Plan, Change in Control means:


     1. The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding common shares of the Company
         (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
         Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company,
         (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this definition shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Company Common Shares or 25% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;


     2. Individuals who, as of the date of adoption of this Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors of the Company (the "Board"); provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the





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         Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;


    3. Approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of such corporation or 25% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or


    4. Approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the




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         combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be,
         (B) no Person (other than the Company, any employee benefit plan
         (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock thereof or 25% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.